Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The Board of Directors
Pioneer Financial Services, Inc.
Kansas City, Missouri


We consent to the use of our report dated October 29, 2003, with respect to our audits of the consolidated balance sheets of Pioneer Financial Services, Inc. as of September 30, 2003 and 2002, and the related consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended September 30, 2003, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                /s/ BKD, LLP
                                                ------------------------------
                                                BKD, LLP

Kansas City, Missouri
December 11, 2003